UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22193	33-0743196
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On July 21, 2025, Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) virtually via live webcast to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of April 23, 2025, by and among the Company, Columbia Banking System, Inc., a Washington corporation (“Columbia”), and Balboa Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Columbia (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and immediately following the Merger, the Company will merge with and into Columbia (the “Second Step Merger”), with Columbia surviving the Second Step Merger (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement, (the “Compensation Proposal”) and (iii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of the Company’s common stock (the “Adjournment Proposal”). As described below, there were sufficient shares of the Company’s common stock present in person or by proxy and voted at the Special Meeting in favor of the Merger Proposal, and as a result, the Adjournment Proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.

On June 12, 2025, the record date for the Special Meeting, there were 97,024,664 shares of the Company’s common stock outstanding and entitled to vote. Stockholders holding 82,355,544 shares of Company common stock were present at the Special Meeting, in person or represented by proxy, constituting a quorum.

1.	The Merger Proposal was approved by the following votes:

For	Against	Abstain
82,005,248	166,070	184,226

2.	The Compensation Proposal was not approved by the following votes:

For	Against	Abstain
13,100,554	69,209,973	45,017

ITEM 7.01	Regulation FD Disclosure.

On July 21, 2025, the Company and Columbia issued a joint press release announcing that, at their respective special meetings of the shareholders or stockholders, as applicable, held on July 21, 2025, Columbia’s shareholders approved the issuance of shares of Columbia’s common stock in connection with the Merger as merger consideration to the Company’s stockholders pursuant to the Merger Agreement, and the Company’s stockholders approved the Merger Proposal. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)  Exhibits

99.1	Joint Press Release, dated July 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: July 21, 2025	By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer

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